Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hersha Hospitality Trust of our report dated March 8, 2007 relating to financial statements of Mystic Partners, LLC, which appears in the Hersha Hospitality Trust Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut April 10, 2007